Exhibit 5.1 and 23.2

CD FARBER LAW CORPORATION,
A British Columbia Law Corporation

Suite 2602 - 1111 Beach Ave
Vancouver, British Columbia
V6E 1T9
Tel: (604) 608-4226
Fax: (604) 608-4223

June 8, 2007

Dear Sir or Madam:

In connection with the Registration Statement on Form S-8, being filed by Entourage Mining Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 100,000 shares of the Company's Common Stock offered under the Company's Retainer Stock Plan (the "Plan") dated June 6, 2007, we are of the opinion that:

1.	The Company is a validly organized and existing corporation under the laws of the State of British Columbia;

2.

All necessary corporate action required to be taken at this time has been duly taken to authorize the establishment of the Plan and the issuance of 100,000 shares of the Company's Common Stock under the Plan; and

3.	The shares of the Company's Common Stock, when paid for and issued in accordance with the Plan, will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

In rendering our opinion, we have examined copies of the following documents:

1.	A copy of the Registration Statement and financial statements of the Company filed pursuant to its continuous disclosure obligations under the Securities Exchange Act of 1934;

2.	A copy of the Plan, as reviewed and completed by the Company and approved by its Board of Directors effective June 6, 2007;

3.	The Certificate of Incorporation and other corporate records documents contained in the Company's minute books; and

4.	The By-Laws, as amended of the Company as certified by the Secretary of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Christopher D. Farber

CD FARBER LAW CORPORATION